EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 333-212278 on Form S-8 pertaining to the CoStar Group, Inc. 2016 Stock Incentive Plan,
(2)	Registration Statement Number 333-223230 on Form S-8 pertaining to the CoStar Group, Inc. Management Stock Purchase Plan,
(3)	Registration Statement Number 333-258220 on Form S-8 of CoStar Group, Inc. pertaining to the Second Amended and Restated Employee Stock Purchase Plan,
(4)	Registration Statement Number 333-279571 on Form S-4 of CoStar Group, Inc., as well as the related Amendment, and
(5)	Registration Statement Number 333-285422 on Form S-8 of CoStar Group, Inc., pertaining to the Rollover RSUs and Rollover Options
(6)	Registration Statement Number 333-288892 on Form S-8 of CoStar Group, Inc., pertaining to the 2025 Stock Incentive Plan.

of our reports dated February 25, 2026, with respect to the consolidated financial statements of CoStar Group, Inc. and the effectiveness of internal control over financial reporting of CoStar Group, Inc. included in this Annual Report (Form 10-K) of CoStar Group, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Tysons, Virginia
February 25, 2026